UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2009

FIRST MERCURY FINANCIAL CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-33077	38-3164336
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29110 Inkster Road Suite 100 Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 762-6837

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 15, 2009, First Mercury Financial Corporation (the “Company”) announced that it had declared a dividend of $0.025 per share to be paid June 30, 2009 to shareholders of record at the close of business on June 15, 2009. In addition, on May 15, 2009, the Company filed with the Securities and Exchange Commission a shelf registration statement for up to $125 million of various kinds of securities, including both debt and equity. The registration statement also included 1,961,459 shares of common stock of the Company being registered for resale by Jerome M. Shaw, a director of the Company. A copy of the press release describing these events is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Exhibits.

99.1 Press Release issued by the Company dated May 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MERCURY FINANCIAL CORPORATION
(Registrant)

DATE: May 15, 2009	BY /s/ John A. Marazza
John A. Marazza
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1   Press Release issued by the Company dated May 15, 2009.